UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2026

Udemy, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40956	27-1779864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 813-1710
(Registrant’s Telephone Number, Including Area Code)
Not Applicaple
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	UDMY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on December 17, 2025, Udemy, Inc., a Delaware corporation (“Udemy”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coursera, Inc., a Delaware public benefit corporation (“Coursera”), and Chess Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Coursera (“Merger Sub”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub will merge with and into Udemy (the “Merger”), with Udemy surviving the Merger as a direct, wholly owned subsidiary of Coursera.

On February 25, 2026, Coursera filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which includes a prospectus with respect to the shares of Coursera common stock to be issued in the Merger and a joint proxy statement for Coursera’s and Udemy’s respective stockholders. The Registration Statement was declared effective on March 10, 2026, Coursera filed a final prospectus on March 10, 2026, and Udemy filed a definitive proxy statement on March 10, 2026 (together, the “Joint Proxy Statement/Prospectus”).

Each of Udemy and Coursera will hold a special meeting of its stockholders, respectively, on April 9, 2026 in connection with the transactions contemplated by the Merger Agreement as further described in the Joint Proxy Statement/Prospectus.

Litigation Related to the Merger

As of the date of this Current Report on Form 8-K, to Udemy’s knowledge, three complaints challenging the Merger have been filed (the “Lawsuits”) following the announcement of the Merger. The Lawsuits captioned Carroll v. Udemy, Inc. et al. (No. 651629/2026) and Wright v. Udemy, Inc. et al. (No. 651672/2026) were filed in New York Supreme Court, in New York County, and the lawsuit captioned Zalvin v. Abbasi, et al. (No. CGC26635114) was filed in the Superior Court of the State of California, in the County of San Francisco. In addition, Udemy and Coursera have each received demand letters from certain purported stockholders of Udemy and Coursera, as applicable, that allege deficiencies and/or omissions in the Joint Proxy Statement/Prospectus (collectively, the “Demand Letters” and together with the Lawsuits, the “Matters”). The Matters each allege that, among other things, the Joint Proxy Statement/Prospectus contains certain disclosure deficiencies and/or incomplete information regarding the Merger and seek additional disclosures to remedy these purported deficiencies. Udemy and Coursera believe that the allegations in the Matters are without merit. There can be no assurance that additional lawsuits or demands will not be filed or made against Udemy and/or Coursera with respect to the Merger. If this occurs, neither Coursera nor Udemy will necessarily disclose them.

Udemy and Coursera believe that the disclosures set forth in the Joint Proxy Statement/Prospectus comply with applicable law and stock exchange rules and that no further disclosure beyond that already contained in the Joint Proxy Statement/Prospectus is required under applicable law or stock exchange rules. However, in order to moot such disclosure claims, to avoid nuisance, cost and distraction, and to preclude any efforts to delay the completion of the Merger, and without admitting any culpability, liability or wrongdoing and without admitting the relevance or materiality of such disclosures, Udemy and Coursera are voluntarily supplementing the Joint Proxy Statement/Prospectus with the disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Udemy and Coursera specifically deny all allegations in the Matters, including that any additional disclosure was or is required.

Supplemental Disclosures to the Joint Proxy Statement/Prospectus

The Supplemental Disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety, including all risk factors and cautionary notes contained therein. All page references are to pages in the Joint Proxy Statement/Prospectus, and terms used below, unless otherwise defined, have the meanings set forth in the Joint Proxy Statement/Prospectus. For clarity, new text within restated paragraphs from the Joint Proxy Statement/Prospectus is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through.~~

The section titled “The Merger—Background of the Merger,” beginning on page 62 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following as a new first paragraph immediately below the paragraph beginning “In 2023…”:

On January 31, 2024, the Coursera Board approved the formation of the Coursera M&A Committee (as defined below) to consider, evaluate, and advise management and the Board regarding certain strategic corporate transactions and alternatives outside the ordinary course of business, which was initially comprised of directors Carmen Chang, Sabrina Simmons, and Chris McCarthy.  The Coursera M&A Committee was not formed due to an actual or potential conflict.

In the Section titled “The Merger—Background of the Merger,” the last full paragraph on page 72 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

On November 13, 2025, the Udemy Board met, with representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The Udemy Board discussed the Initial November 2025 Coursera Proposal and the perspectives of the Udemy Strategic Committee with respect thereto. The representatives of Wilson Sonsini reviewed the fiduciary duties of the Udemy Board. Members of Udemy management reviewed with the Udemy Board a draft long-range plan with respect to the future financial and operating performance of Udemy as a standalone company for calendar years 2025 through 2027 reflecting the current trends and expectations for Udemy’s business based on performance to date, including estimated Revenue and Adjusted EBITDA for those calendar years consistent with the Revenue and Adjusted EBITDA  estimated as part of the Udemy Standalone Projections for those calendar years. Additional information about the Udemy Standalone Projections is contained in the section titled “—Udemy Unaudited Prospective Financial Information.” The representatives of Morgan Stanley reviewed financial aspects of the Initial November 2025 Coursera Proposal, as well as market trends and the relative trading prices of Udemy Common Stock and Coursera Common Stock. The representatives of Morgan Stanley also reviewed the terms of the combination proposals previously submitted by Coursera in 2024 and August 2025, and discussed with the Udemy Strategic Committee illustrative alternative mixes of cash and stock components payable to Udemy Stockholders. The Udemy Board also discussed the anticipated benefits of a combination of Udemy and Coursera, including preliminary assessments of potential synergies of a combination previously discussed between Udemy and Coursera. Following discussion, the Udemy Board (1) concurred with the Udemy Strategic Committee’s determination that an all-stock combination with Coursera that maximizes the pro forma ownership of the combined company by Udemy Stockholders would be more favorable to Udemy Stockholders than a transaction that included a mix of cash and stock consideration and (2) directed Morgan Stanley to deliver a counterproposal to Coursera for an all-stock combination with Udemy pursuant to which Coursera would issue a fixed exchange ratio of 0.850 shares of Coursera Common Stock in respect of each share of Udemy Common Stock, which implied, based on publicly available share amounts for Udemy and Coursera at the time, approximately 43% pro forma ownership of the combined company by Udemy Stockholders following the combination (the “Initial 2025 Udemy Counterproposal”). The representatives of Morgan Stanley and the Udemy Board also reviewed strategic counterparties and financial sponsors with whom Udemy might consider engaging based on those parties’ likelihood of an interest in a potential transaction, potential strategic rationale for a transaction, including potential synergies, and ability to finance and consummate a transaction, including the parties contacted during the “market check” process conducted by Udemy in 2024 and additional potential counterparties that could be interested in pursuing a strategic transaction with Udemy. Following discussion, the Udemy Board (1) concurred with the Udemy Strategic Committee’s prior determination that Party A and the other parties contacted during Udemy’s “market check” process in 2024 were not likely to be interested in pursuing a strategic transaction with Udemy and (2) directed Morgan Stanley to initiate another “market check” process and engage additional counterparties discussed with Morgan Stanley, who had not been contacted as part of the 2024 “market check” process, to ascertain whether they would be interested in pursuing a strategic transaction with Udemy. In making this determination, the Udemy Board considered various risks of such a process, including potential public disclosure leaks, management and employee distraction and the possibility of jeopardizing the successful execution of a favorable combination with Coursera, and noted that a wider solicitation process was likely to magnify those risks relative to a more narrow, targeted process that focused on the potential counterparties most likely to be interested in, and capable of executing, a strategic transaction with Udemy at that time.

The bullet “d” in the section titled “The Merger—Opinion of Qatalyst Partners—Discounted Cash Flow Analysis – Illustrative Relative Discounted Cash Flow Analysis,” beginning on page 87 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented as follows:

the estimated cash of Coursera of $804 million and Udemy of $352 million, as of December 31, 2025, as provided by the management of Coursera;

The second bullet in the section titled “The Merger—Opinion of Qatalyst Partners—Discounted Cash Flow Analysis—Illustrative Relative Discounted Cash Flow Analysis,” beginning on page 87 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented as follows:

subtracting from the resulting estimated amount the estimated debt of Coursera of $0 and Udemy of $0, as of December 31, 2025, as provided by the management of Coursera and Udemy; and

The bullet “d” in the section titled “The Merger—Opinion of Qatalyst Partners—Discounted Cash Flow Analysis—Pro Forma Combined vs. Coursera Standalone Company Discounted Cash Flow Analysis,” beginning on page 88 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented as follows:

the estimated cash of the Combined Company of $1,081 million, as of December 31, 2025, less transaction expenses as provided by the management of Coursera;

The second bullet in the section titled “The Merger—Opinion of Qatalyst Partners—Discounted Cash Flow Analysis—Pro Forma Combined vs. Coursera Standalone Company Discounted Cash Flow Analysis,” beginning on page 88 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented as follows:

subtracting from the resulting estimated amount the estimated debt of the Combined Company of $0, as of December 31, 2025, as provided by the management of Coursera; and

In the Section titled “Relative Public Trading Multiples Analysis,” the first full paragraph on page 96 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for each of Udemy and Coursera with publicly available consensus equity analyst research estimates for selected companies in the digital education industry identified by Morgan Stanley, in its professional judgment and experience, that were determined to be most relevant to its analysis based on shar~~e~~ing similar business characteristics and have certain comparable operating characteristics, including, among other things, service offerings, revenue growth rates, EBITDA margin and/or other similar operating characteristics (which are referred to for purposes of this section of the joint proxy statement/prospectus only as the “comparable companies”). These companies were the following:

•	American Public Education, Inc.;
•	FranklinCovey Co.;
•	Strategic Education, Inc.;
•	Perdoceo Education Corporation;
•	Docebo Inc.;
•	Skillsoft Corp.; and
•	University of Phoenix.

In the Section titled “Relative Public Trading Multiples Analysis,” the third full paragraph on page 96 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

For purposes of this analysis, Morgan Stanley determined the aggregate value (calculated as fully diluted equity value (determined using the treasury stock method), plus principal value of total debt less cash, cash equivalents and marketable securities (which are referred to for purposes of this section of the joint proxy statement/prospectus only as “AV”)) for each comparable company, and utilized consensus estimates of 2026 and 2027 revenue for each comparable company published by equity research analysts and available as of December 15, 2025, compiled by Capital IQ and Refinitiv, and calculated the ratio of AV to consensus estimates of 2026 and 2027 revenue for each comparable company published by equity research analysts and available as of December 15, 2025, compiled by Capital IQ and Refinitiv (which are referred to for purposes of this section of the joint proxy statement/prospectus only as “AV/Revenue”). Based on the results of these calculations and the application of its professional judgment and experience after comparing certain financial estimates for each of Udemy and Coursera with comparable publicly available consensus equity analyst research estimates for the comparable companies, Morgan Stanley applied a range of AV/Revenue multiples of 0.6x–1.1x to Udemy’s 2026 projected revenue and 0.5x–1.0x to Udemy’s 2027 projected revenue as set forth in the Udemy Standalone Projections and, separately, based on the mean of 9 Wall Street research estimates for Udemy (the “Udemy Street Case”), and applied a range of AV/Revenue multiples of 0.6x–1.5x to Coursera’s 2026 projected revenue and 0.5x–1.5x to Coursera’s 2027 projected revenue as set forth in the Udemy-Adjusted Coursera Standalone Projections, and, separately, based on the mean of 14 Wall Street research estimates for Coursera (the “Coursera Street Case” and, together with the Udemy Street Case, the “Street Cases”). Morgan Stanley then added cash and cash equivalents and divided the resulting values for Udemy and Coursera to determine implied equity values and divided those equity values by the 161 million outstanding shares of Udemy Common Stock  and 186 million outstanding shares of Coursera Common Stock, respectively, on a fully diluted basis (determined using the treasury stock method) as of December 15, 2025, as provided by Udemy and Coursera management, to derive implied per share value ranges for Udemy Common Stock and Coursera Common Stock. Morgan Stanley then derived the following implied exchange ratio reference ranges by comparing these price ranges for each of Udemy and Coursera.

In the Section titled “Discounted Equity Valuation,” the fourth paragraph on page 97 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share on a standalone basis for each of Udemy and Coursera. To calculate the discounted equity value for Coursera, Morgan Stanley utilized estimated 2029 revenue set forth in the Udemy-Adjusted Coursera Standalone Projections and, separately, based on the Coursera Street Case estimated 2029 revenue of approximately $952 million. To calculate the discounted equity value for Udemy, Morgan Stanley utilized estimated 2029 revenue set forth in the Udemy Standalone Projections and, separately, based on the Udemy Street Case estimated 2029 revenue of approximately $959 million. Based on its professional judgment and experience after reviewing and comparing certain financial estimates for each of Udemy and Coursera with comparable publicly available consensus equity analyst research estimates for the selected comparable companies described in “—Relative Public Trading Multiples Analysis,” Morgan Stanley applied a range of multiples of 0.6x–1.5x, in the case of Coursera, and 0.6x–1.1x, in the case of Udemy, to these estimates of 2029 revenue to derive a range of future AV, added estimated net cash of approximately $352 million for Udemy and $818 million for Coursera, as of December 12, 2015, to derive a future equity value, and divided that equity value by an estimate of each company’s future fully diluted shares outstanding (determined using the treasury stock method) of 161 million outstanding shares of Udemy Common Stock and 186 million shares of Coursera Common Stock to derive a range of estimated future share prices. Morgan Stanley then applied a discount rate of 10.4%, in the case of Coursera, and 12.4%, in the case of Udemy, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a weighted average cost of capital calculation for Udemy and Coursera, respectively, to derive a range of present discounted share prices for Udemy of $4.50–$6.32 per share based upon the Udemy Street Case, and $5.60–$7.97 per share based on the Udemy Standalone Projections, and for Coursera of $6.06–$9.01 per share per share based on the Coursera Street Case, and $6.00–$9.34 per share based on the Udemy-Adjusted Coursera Standalone Projections.

In the Section titled “Relative Discounted Cash Flow Analysis,” the second paragraph on page 98 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

Based on Morgan Stanley’s professional judgment and experience, Morgan Stanley then estimated the range of terminal values of both Udemy and Coursera at the end of the forecast period by using perpetual growth rates ranging from 2.0% to 4.0%, which perpetual growth rates were selected upon the application of Morgan Stanley’s professional judgment and experience. The cash flows and terminal values were then discounted to present value using discount rates ranging from 11.4% to 13.4% in the case of Udemy and 9.4% to 11.4% in the case of Coursera, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a weighted average cost of capital calculation for Udemy and Coursera, respectively. The resulting present values were then adjusted for net cash of approximately $352 million for Udemy and $818 million for Coursera as of December 12, 2025 and further adjusted for the net present value of net operating losses and tax assets of approximately $76 million - $81 million for Udemy and $78 million - $90 million for Coursera, based on information provided by the management of Udemy and Coursera, respectively. This analysis resulted in an implied per share equity value reference range for Udemy Common Stock of $12.82 to $17.70 and an implied per share equity value reference range for Coursera Common Stock of $11.71 to $17.77. Based on these per share reference ranges, Morgan Stanley calculated an implied exchange ratio reference range of 0.721x–1.511x, and an implied ownership range for Udemy Stockholders of 39%–57%.

In the Section titled “Precedent Premia Analysis,” the sixth paragraph on page 98 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

For reference only, Morgan Stanley reviewed, based on publicly available information, the premiums paid in selected acquisition transactions in the United States.

In the Section titled “Precedent Premia Analysis,” the seventh paragraph on page 98 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

Morgan Stanley considered premiums paid in 42 transactions since 2004, in which the consideration was at least 90% stock, which had an equity value of $1.0 billion or more and in which the acquiring company stockholders retained ownership of between 40% and 45% in the Combined Company. The median of the percentage premia paid in the selected transactions was 5%.

In the Section titled “Relative Equity Research Analyst’s Future Price Targets,” the last paragraph on page 98 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

For reference only, Morgan Stanley reviewed future public market trading price targets for Coursera Common Stock and Udemy Common Stock prepared and published by equity research analysts (8 for Coursera and 12 for Udemy) prior to December 15, 2025. These forward targets reflected each analyst’s estimate of the future public market trading price of Coursera Common Stock and Udemy Common Stock.  Morgan Stanley then discounted such 12-month future market trading price estimates by a discount rate of 10.4%, in the case of Coursera, and 12.4%, in the case of Udemy, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a weighted average cost of capital calculation for Udemy and Coursera, respectively.

In the Section “Relative Equity Research Analyst’s Future Price Targets,” the first paragraph on page 99 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

The indicative undiscounted value range of the research analysts’ price targets was $8.00 to $12.00 (with a mean of $9.56), in the case of Udemy, and $9.00 to $15.00 (with a mean of $12.25), in the case of Coursera. Based on the foregoing undiscounted value ranges, Morgan Stanley calculated an implied exchange ratio reference range of 0.533x to 1.333x.

In the Section titled “Udemy-Adjusted Coursera Standalone Projections,” the second paragraph on page 106 of the Joint Proxy Statement/Prospectus, is hereby amended and supplemented by adding the following:

The following table summarizes the Udemy-Adjusted Coursera Standalone Projections. Udemy Management made various estimates and assumptions when applying adjustments to the portions of the Coursera Standalone Projections for calendar years 2025 through 2028 provided by Coursera to prepare the Udemy-Adjusted Coursera Standalone Projections based on Udemy Management’s due diligence of Coursera’s business and its evaluation of the impact of market trends on Coursera’s business, including: (1) adjusting Coursera’s standalone projected Revenue, primarily for Enterprise and Consumer, Content Costs and affiliated Research & Development and Sales & Marketing Costs from 2026 through 2028; and (2) extrapolating Coursera’s Revenues from 2029 through 2035 using similar estimated year-over-year growth rates applied to the Udemy Standalone Extrapolations, and extrapolating Adjusted EBITDA margin assuming a gradual expansion to 28% by 2035. For reference, the first ten months of actual results of Coursera were included in the Udemy-Adjusted Coursera Standalone Projections.

Cautionary Note Regarding Forward-Looking Statements

This communication relates to a proposed business combination transaction (the “business combination”) between Coursera and Udemy. This communication contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this communication that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding expected timing and benefits of the business combination and the outlook for Coursera’s and Udemy’s results of operations and financial condition (including potential synergies) following the business combination. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Coursera or Udemy stock. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, benefits or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic, market or business conditions, including competition, risks related to online learning solutions and risks related to our AI innovations and AI generally; risks related to the business combination, including the effect of the announcement of the business combination on the ability of Coursera or Udemy to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, or on Coursera’s or Udemy’s operating results and business generally; risks that the business combination disrupts current plans and operations and the potential difficulties in attracting and retaining qualified personnel as a result of the business combination; the outcome of any legal proceedings related to the business combination; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; Coursera’s and Udemy’s ability to implement our plans, forecasts and other expectations with respect to the combined company’s business after the completion of the transaction and realize expected synergies and other benefits of the combination within the expected timeframe or at all; the amount of the costs, fees, expenses and charges related to the proposed combination; fluctuations in the prices of Coursera or Udemy stock; and potential business disruptions following the business combination. These risks, as well as other risks related to the proposed transaction, are included in Coursera’s registration statement on Form S-4 (No. 293728), as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026 in connection with the proposed transaction (available online at https://www.sec.gov/Archives/edgar/data/1651562/000114036126006778/ny20062436x1_s4.htm) (the “registration statement”). While the risks presented here and in the registration statement are considered representative, they should not be considered a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Coursera’s and Udemy’s respective periodic reports and other filings with the SEC, including the risk factors identified in Coursera’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 23, 2026 (available online at https://www.sec.gov/Archives/edgar/data/1651562/000165156226000015/cour-20251231.htm), and Udemy’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 19, 2026 (available online at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001607939/000160793926000034/udmy-20251231.htm), under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in Part I, Item 1A, all of which are available online on the SEC’s website at https://www.sec.gov. The forward-looking statements included in this communication are made only as of the date hereof, and are based on the current beliefs of Coursera and Udemy as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Neither Coursera nor Udemy undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except to the extent required by law. The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information About the Business Combination and Where to Find It

In connection with the business combination, Coursera filed with the SEC the registration statement that includes a joint proxy statement of Coursera and Udemy and that also constitutes a prospectus of Coursera. The registration statement was declared effective on March 10, 2026, and Coursera filed a final prospectus on March 10, 2026 (available online at https://www.sec.gov/Archives/edgar/data/1651562/000114036126008783/ny20062436x3_424b3.htm), and Udemy also filed a definitive proxy statement on March 10, 2026 (available online at https://www.sec.gov/Archives/edgar/data/1607939/000114036126008785/ny20063463x1_defm14a.htm) (together, the “definitive joint proxy statement/prospectus”). The definitive joint proxy statement/prospectus was first mailed to stockholders of Coursera and stockholders of Udemy on or around March 10, 2026. Each of Coursera and Udemy may also file other relevant documents with the SEC regarding the business combination. This document is not a substitute for the definitive joint proxy statement/prospectus or the registration statement or any other document that Coursera or Udemy have filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. Investors and security holders can obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents containing important information about Coursera, Udemy and the business combination, once such documents are filed with the SEC through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by Coursera will be available online free of charge on Coursera’s website at https://investor.coursera.com or by contacting Coursera’s Investor Relations department at ir@coursera.org. Copies of the documents filed with the SEC by Udemy will be available online free of charge on Udemy’s website at https://investors.udemy.com or by contacting Udemy’s Investor Relations department at ir@udemy.com.

Participants in the Merger Solicitation

Coursera, Udemy and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Coursera and Udemy, including a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive joint proxy statement/prospectus that was filed with the SEC in connection with the proposed transaction. Information about the directors and executive officers of Coursera is set forth in Coursera’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2025 (available online at https://www.sec.gov/Archives/edgar/data/1651562/000165156225000026/cour-20250331.htm), and Coursera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 23, 2026 (available online at https://www.sec.gov/Archives/edgar/data/1651562/000165156226000015/cour-20251231.htm). To the extent holdings of Coursera’s securities by its directors or executive officers have changed, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC (available online at https://www.sec.gov/edgar/browse/?CIK=1651562&owner=exclude). Information about the directors and executive officers of Udemy is set forth in Udemy’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2025 (available online at https://www.sec.gov/Archives/edgar/data/1607939/000160793925000046/ude-20250422.htm), and Udemy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 19, 2026 (available online at https://www.sec.gov/Archives/edgar/data/1607939/000160793926000034/udmy-20251231.htm). To the extent holdings of Udemy’s securities by its directors or executive officers have changed, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC (available online at https://www.sec.gov/edgar/browse/?CIK=1607939&owner=exclude). You may obtain free copies of these documents from Coursera or Udemy using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UDEMY, INC.

Date:	March 31, 2026	By:	/s/ Ken Hirschman
Ken Hirschman General Counsel